Exhibit 1.1

EXECUTION VERSION

American Water Works Company, Inc.

1 Water Street

Camden, New Jersey 08102

7,042,254 Shares of Common Stock

Underwriting Agreement

August 4, 2025

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, New York 10020

As representatives of the several Underwriters named in Schedule I hereto

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, New York 10020

Each acting in its capacity as Forward Seller

Wells Fargo Bank, National Association

500 West 33rd Street, 14th Floor

New York, New York 10001

JPMorgan Chase Bank, National Association,

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, New York 10020

Each acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Ladies and Gentlemen:

1. American Water Works Company, Inc., a Delaware corporation (the “Company”) confirms its agreement (this “Agreement”) with the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as representatives (in such capacity, the “Representatives”), the Forward Sellers (as defined herein) and the Forward Purchasers (as defined herein), at the request of the Company in connection with the Forward Agreements (as defined below), with respect to (a) the sale by Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC (in such capacity, each, a “Forward Seller” and collectively, the “Forward Sellers”), acting severally and not jointly, of an aggregate of 7,042,254 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective shares of Common Stock set forth in Schedule I (subject in each case to reduction for any Company Top-Up Firm Shares (as defined in Section 13(a) hereof) issued and sold by the Company pursuant to Section 13(a) hereof) (the “Borrowed Firm Shares”) and (b) the grant by each of the Forward Sellers and the Company to the Underwriters, acting severally and not jointly, of the option described in Section 4(a)(iii) hereof to purchase all or any portion of an additional 1,056,338 shares of Common Stock (the “Optional Shares”).

As used herein, “Forward Agreements” means each of the letter agreements dated the date hereof between the Company and each of Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Mizuho Markets Americas LLC (each a “Forward Purchaser”, and collectively, the “Forward Purchasers”) relating to the forward sale by the Company to each Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Forward Agreement), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by the Forward Sellers pursuant to this Agreement, and the term “Additional Forward Agreements” has the meaning set forth in Section 4(a)(iv).

The Borrowed Firm Shares and the Company Top-Up Firm Shares are herein referred to collectively as the “Firm Shares.” Any Optional Shares sold to the Underwriters by the Forward Sellers pursuant to Section 4(a)(iii) upon exercise of the option described in Section 4(a)(iii) are herein referred to as the “Borrowed Optional Shares,” and any Optional Shares sold to the Underwriters by the Company pursuant to Section 4(a)(v) upon exercise of such option, together with any Company Top-Up Optional Shares (as defined in Section 13(a)), are herein referred to as the “Optional Shares.” The Company Top-Up Firm Shares and the Company Top-Up Optional Shares are herein referred to collectively as the “Company Shares.” The Borrowed Firm Shares and the Borrowed Optional Shares are herein referred to collectively as the “Borrowed Shares.” The Firm Shares and the Optional Shares are herein collectively called the “Shares.”

2. The Company represents and warrants to, and agrees with, each of the Underwriters, the Forward Sellers and the Forward Purchasers that:

(b) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File Nos. 333-277166 and 333-277166-01) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, each in a form heretofore delivered to the Representatives, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding the Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(d) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of this Agreement or as of the date of such prospectus; any reference to any amendment or supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of this Agreement (with respect to the Registration Statement), the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives, the Forward Sellers or the Forward Purchasers expressly for use therein (the “Underwriter Information”);

(d) For the purposes of this Agreement, the “Applicable Time” is 8:00 p.m., (New York City time) on the date of this Agreement. The Pricing Prospectus, when considered together with the information on Schedule IV hereto (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this clause (d) shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(e) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) The interactive data in eXtensible Business Reporting Language filed as exhibits to the reports included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(g) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(h) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Item 10(e) of Regulation S-K under the Act and the Exchange Act, to the extent applicable;

(i) (i) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (A) none of the Company or any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and which could reasonably be expected to, in each case, individually or in the aggregate, have a material adverse effect on the financial condition, stockholders’ equity, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and (B) no labor dispute with the employees of the Company or any its subsidiaries exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to result in a Material Adverse Effect; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, otherwise than as set forth or contemplated in the Pricing Prospectus, there has not been (A) any material decrease in the number of shares of outstanding capital stock of the Company or increase in consolidated long-term debt of the Company and its consolidated subsidiaries other than the issuance of up to $1.0 billion of notes by American Water Capital Corp. (“AWCC”) on or after the date hereof, or (B) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, that could reasonably be expected to have a Material Adverse Effect;

(j) The Company and each of its subsidiaries has good and sufficient title to all real property and personal property owned by them sufficient for the conduct of their respective businesses, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and each of its subsidiaries except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and each of its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect;

(k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company listed on Schedule III hereto (each a “Significant Subsidiary”) has been duly incorporated or organized and is validly existing as an entity in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(l) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except (i) for directors’ qualifying shares, (ii) for 4,515 shares of redeemable preferred stock of Pennsylvania-American Water Company, and (iii) as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims that would not, individually or in the aggregate, have a Material Adverse Effect;

(m) The Company has the corporate power and authority to execute and deliver this Agreement, the Forward Agreements and any Additional Forward Agreements and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Forward Agreements and any Additional Forward Agreements and the consummation by it of the transactions contemplated thereby has been or, in the case of any Additional Forward Agreements, will be duly and validly taken;

(n) This Agreement has been duly authorized, executed and delivered by the Company; the Forward Agreements have been, and any Additional Forward Agreements will be at the time of their execution and delivery by the Company, duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; the Company Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Company Shares is not subject to any preemptive or similar rights; the shares of Common Stock deliverable to the Forward Purchasers pursuant to the Forward Agreements and any Additional Forward Agreements, whether pursuant to Physical Settlement (as defined in each Forward Agreement or Additional Forward Agreement, if any), as a result of an Acceleration Event (as defined in each Forward Agreement or Additional Forward Agreement, if any) or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to each Forward Purchaser pursuant to its respective Forward Agreement or any Additional Forward Agreement against payment of the consideration set forth therein, will be duly and validly issued, will be fully paid and nonassessable and the issuance thereof will not be subject to any preemptive or similar rights; and the Shares, each Forward Agreement and each Additional Forward Agreement will conform to the descriptions thereof in the Pricing Prospectus and the Prospectus;

(o) None of the transactions contemplated by this Agreement, the Forward Agreements or any Additional Forward Agreements (including, without limitation, the use of the proceeds from the issuance, sale and delivery of the Company Shares, if any, or the proceeds due upon settlement of the Forward Agreements or any Additional Forward Agreements, if any) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(p) The issuance, sale and delivery of any Shares, the issuance, sale and delivery of Common Stock upon settlement of each Forward Agreement or Additional Forward Agreement, if any, and the compliance by the Company with the provisions of the Forward Agreements, any Additional Forward Agreements and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and (ii) will not result in any violation of (A) the provisions of the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (i) and (ii)(B) for any conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or impair the ability of the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, the Forward Agreements or any Additional Forward Agreements, except (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iii) such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained or the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Company to consummate the transactions contemplated by this Agreement;

(q) None of the Company or any of its subsidiaries is (A) in violation of the Restated Certificate of Incorporation or the Amended and Restated Bylaws, in the case of the Company, or similar organizational documents, in the case of the Company’s subsidiaries, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or to which it or any of its properties is subject, except, in the case of clause (A) (with respect to subsidiaries of the Company other than the Significant Subsidiaries) and clause (B), for violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(r) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents described therein, and under the caption “Certain United States Federal Income Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(s) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(t) The Company is not and, as a result of and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, if any, upon settlement of the Forward Agreements or any Additional Forward Agreements, as applicable, and in connection with (i) the issuance, sale and delivery of any Company Shares pursuant to Section 4(a) and Section 13 hereof and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Agreements or any Additional Forward Agreements, in each case, as described in the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on the Company’s behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(v) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

(w) Except as disclosed in the Pricing Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(x) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(y) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and each of its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pricing Prospectus, such disclosure controls and procedures are effective;

(z) The Company and each of its subsidiaries possess all permits, licenses, franchises, authorizations, registrations, qualifications and approvals of governmental or regulatory authorities as required of them to own their properties and conduct their businesses in the manner described in the Pricing Prospectus (collectively, “Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and each of its subsidiaries have fulfilled and performed all of their obligations with respect to such Permits required to have been performed, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except, in each case, as disclosed in the Pricing Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect;

(aa) To the Company’s knowledge, the Company and each of its subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or have the right would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, whether or not arising from transactions in the ordinary course of business, except for such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, the use of the Intellectual Property Rights in connection with the business and operations of the Company and each of its subsidiaries does not infringe on the rights of any person;

(bb) Except as disclosed in the Pricing Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i)(A) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, the “IT Systems and Data”) and (B) the Company has not been notified of, and has no knowledge of any event, circumstance or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data and (ii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, breach, misappropriation or modification. The Company has implemented and maintains security controls, employee education and training programs, network security monitoring, and breach response, mitigation and recovery programs for the IT Systems and Data consistent with industry standards and practices. The Company has implemented backup and disaster recovery technology consistent with industry standards and practices;

(cc) Except as disclosed in the Pricing Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company or any of its subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property which, to the Company’s knowledge, is contaminated with any substance that is regulated under any Environmental Laws, (iii) is, to the Company’s knowledge, liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) has received any written notice of any claim under any Environmental Laws, and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim;

(dd) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in management’s judgment, prudent and customary in the businesses in which they are engaged; within the past five years, none of the Company or any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Company or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except, in each case, as set forth in or contemplated in the Pricing Prospectus;

(ee) The Company has not taken or will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ff) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof;

(gg) The Company and each of its subsidiaries have filed all federal, state and foreign tax returns, or have filed for extensions of the due dates of such returns, required to be filed and have paid all taxes shown as due thereon except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which the Company or any of its subsidiaries has provided adequate reserves, there is no tax deficiency that has been asserted in writing against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; and the United States federal income tax returns of the Company and each of its subsidiaries through the fiscal year ended December 31, 2020 have been closed by statute and no assessment in connection therewith has been made against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

(hh) None of the Company or any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(ii) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened; and

(jj) None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is: (i) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); the United Nations Security Council (“UNSC”), the European Union (“EU”), or His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Cuba, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, the non-government controlled areas of Kherson and Zaporizhzhia, Iran and North Korea), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity: (A) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions.

Any certificate signed by any authorized officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3. Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with each of the Underwriters and the Company that:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at each Time of Delivery (as defined below), such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Shares to be sold by such Forward Seller hereunder;

(b) Each Forward Agreement has been duly authorized, executed and delivered by the respective Forward Purchaser and constitutes a valid and binding agreement of such Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(c) Each Additional Forward Agreement (if any) has been duly authorized by the respective Forward Purchaser and, upon its execution and delivery by the respective Forward Purchaser, will constitute a valid and binding agreement of such Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and

(d) Each Forward Seller will, at the First Time of Delivery and any Optional Time of Delivery (as defined herein), have the free and unqualified right to transfer the Borrowed Firm Shares or Borrowed Optional Shares, as the case may be, to be sold by such Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from the Forward Sellers, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

4. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth:

(i) The Company (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares), severally and not jointly, agrees to sell the Firm Shares to each of the Underwriters as provided in this Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares), at a purchase price per share of $139.657, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto;

(ii) In the event and to the extent that the Underwriters shall exercise the option to purchase Optional Shares as provided below, the Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), at the purchase price per share set forth in Section 4(a)(i) hereof (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that proportion of the total number of Optional Shares then being purchased which the number of Borrowed Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter, plus any additional number of Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, bears to the total number of Borrowed Firm Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares;

(iii) The Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to 1,056,338 Optional Shares, at the purchase price per share set forth in Section 4(a)(i) hereof (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares). Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and each of the Forward Sellers, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 6(a) hereof) or, unless the Representatives, the Company and each of the Forward Purchasers and the Forward Sellers otherwise agree in writing, earlier than two or later than ten business days after the date of such notice; provided, that if such notice is provided prior to the First Time of Delivery, such Optional Shares shall be delivered at the First Time of Delivery;

(iv) Following the delivery of an exercise notice, the Company agrees that it will use its commercially reasonable efforts to, within one business day after such notice is given, execute and deliver to the Forward Purchasers additional letter agreements between the Company and each of the Forward Purchasers (the “Additional Forward Agreements”) substantially in the form of Annex V hereto, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Agreement), of a number of shares of Common Stock equal to the aggregate number of Optional Shares being purchased by the Underwriters from such Forward Seller pursuant to the exercise of such option. Upon the Company’s execution and delivery to such Forward Purchaser of such Additional Forward Agreement, such Forward Purchaser shall promptly execute and deliver to the Company such Additional Forward Agreement, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein stated, each of the Forward Sellers and the Company (with respect to any Company Top-Up Optional Shares), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Optional Shares to be sold by such Forward Seller at the price set forth in Section 4(a)(i) hereof (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares);

(v) If the Additional Forward Agreements are not executed and delivered by the Company pursuant to Section 4(a)(iv) hereof, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Optional Shares with respect to which the option is being exercised at the price set forth in Section 4(a)(i) hereof (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares);

(b) If with respect to the Borrowed Firm Shares underlying the Forward Agreements (i) any of the conditions to effectiveness set forth in Section 3 of any Forward Agreement are not satisfied on or prior to the First Time of Delivery, (ii) any of the representations and warranties of the Company contained in Section 2 or any certificate delivered pursuant hereto are not true and correct in all material respects

(or if qualified by material or Material Adverse Effect, in all respects) as of the First Time of Delivery, (iii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the First Time of Delivery, or (iv) any of the conditions set forth in Section 10 hereof have not been satisfied on or prior to the First Time of Delivery (clauses (i) through (iv) of this Section 4(b), together, the “Conditions”), then each Forward Seller, in its sole judgment, may elect not to borrow and deliver for sale the Borrowed Firm Shares to be sold by such Forward Seller hereunder. In addition, in the event that, in the commercially reasonable judgment of the Forward Purchaser, (A) it (in its capacity as a Forward Purchaser) or its affiliated Forward Seller, as applicable, is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Shares to be sold by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee;

(c) If the Company has entered into Additional Forward Agreements with the Forward Purchasers pursuant to Section 4(a)(iv) hereof, and (i) any of the conditions to effectiveness set forth in Section 3 of the relevant Additional Forward Agreement are not satisfied on or prior to the relevant Optional Time of Delivery, (ii) any of the representations and warranties of the Company contained in Section 2 or any certificate delivered pursuant hereto are not true and correct in all material respects (or if qualified by material or Material Adverse Effect, in all respects) as of the relevant Optional Time of Delivery, (iii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the relevant Optional Time of Delivery, or (iv) any of the conditions set forth in Section 10 hereof have not been satisfied on or prior to the relevant Optional Time of Delivery (clauses (i) through (iv) of this Section 4(c), together, the “Additional Conditions”), then the Forward Sellers, in their sole judgment, may choose not to borrow and deliver for sale to the Underwriters on the relevant Optional Time of Delivery the Borrowed Optional Shares. In addition, in the event that, in the commercially reasonable judgment of the Forward Purchaser, (A) it or its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Optional Shares to be sold by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under the relevant Additional Forward Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Forward Sellers shall only be required to deliver for sale to the Underwriters on the relevant Optional Time of Delivery the aggregate number of shares of Common Stock that the Forward Sellers are able to so borrow at or below such Stock Loan Fee;

(d) If (i) pursuant to Section 4(b) hereof, a Forward Seller does not borrow and deliver for sale to the Underwriters at the First Time of Delivery the number of Borrowed Firm Shares deliverable by such Forward Seller pursuant to this Agreement or (ii) a Forward Purchaser has entered into an Additional Forward Agreement with the Company pursuant to Section 4(a)(iv) hereof and, pursuant to Section 4(c), the

Forward Seller does not borrow and deliver for sale to the Underwriters on the relevant Optional Time of Delivery the total number of Borrowed Optional Shares otherwise deliverable by it hereunder in respect of such Optional Time of Delivery, then, in each case, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the New York Business Day immediately prior to the First Time of Delivery. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company understands that the Underwriters intend to make a public offering of the Shares, and to offer the Shares as described in the Prospectus.

6. (a) The Shares to be purchased by each Underwriter hereunder, in uncertificated form, will be deposited by or on behalf of the Forward Sellers (with respect to the Borrowed Shares) or the Company (with respect to the Company Shares) with The Depository Trust Company (“DTC”) or its designated custodian. The Forward Sellers (with respect to the Borrowed Shares) or the Company (with respect to the Company Shares) will deliver the Shares to the Representatives, for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Shares to the account of the Underwriters at DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on August 6, 2025 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Underwriters in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Optional Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(k) hereof, will be delivered at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

7. The Company agrees with each of the Underwriters, the Forward Sellers and the Forward Purchasers:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the applicable Time of Delivery without the consent of the Representatives promptly after reasonable notice thereof (which consent shall not be unreasonably withheld or delayed); to advise the Representatives, the Forward Sellers and the Forward Purchasers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, the Forward Sellers and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d) To use reasonable efforts to furnish to the Underwriters, the Forward Sellers and the Forward Purchasers as soon as practicable after the date of this Agreement but no later than 5:30 p.m., New York City time, on the second New York Business Day immediately succeeding the date of this Agreement and from time to time, with printed and electronic copies of the Prospectus in such quantities as the Underwriters, the Forward Sellers and the Forward Purchasers may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on advice of counsel, required at any time during the period from the time of issue of the Prospectus until the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives, the Forward Sellers and the Forward Purchasers and upon the request of the Representatives, the Forward Sellers and the Forward Purchasers to file such document and to prepare and furnish without charge to each Underwriter, the Forward Sellers and the Forward Purchasers and to any dealer in securities as many printed and electronic copies as the Underwriters, the Forward Sellers and the Forward Purchasers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the

Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many printed and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (1) the Shares to be sold hereunder, (2) any shares of Common Stock upon settlement of a Forward Agreement or Additional Forward Agreement, if any, (3) in connection with any employee or director benefit or compensation, dividend reinvestment and direct stock purchase plan or similar agreement, stock option or other incentive or stock purchase plan of the Company and its subsidiaries in effect on the date hereof and described in the Pricing Prospectus and the Prospectus, (4) any shares of Common Stock issued upon the exercise of options granted under the stock-based compensation plans of the Company and its subsidiaries, (5) any shares of Common Stock issued upon settlement of AWCC‘s 3.625% Exchangeable Senior Notes due 2026 and (6) $4 million of shares of Common Stock to be issued by the Company in connection with an acquisition;

(g) To use the net proceeds received by it from (i) the sale of the Company Shares, if any, pursuant to this Agreement and (ii) the sale of Common Stock upon settlement of the Forward Agreements or any Additional Forward Agreements, if any, in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

8. (a) (i) The Company represents and agrees that, without the prior written consent of the Representatives, it has not engaged in any oral or written communication with potential investors relating to the Shares undertaken in reliance on Rule 163B of the Act and it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and (iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or, when taken together with the Pricing Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

9. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Forward Agreements or any Additional Forward Agreements, any Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with any listing of Company Shares and any shares issuable pursuant to the Forward Agreements or any Additional Forward Agreements on the New York Stock Exchange; (v) the cost of preparing any stock certificates; (vi) the costs and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder and under the Forward Agreements or any Additional Forward Agreements which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred; and provided further that in the case of clause (iii), the Company shall not be requested to cover expenses of counsel for the Underwriters in excess of $5,000 in the aggregate.

10. The obligations of the Underwriters to purchase the Shares at the applicable Time of Delivery and the obligations of the Forward Sellers to deliver and sell the Borrowed Shares at the applicable Time of Delivery to the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers such written opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers their written opinion and 10b-5 statement, each dated such Time of Delivery, in the form attached as Annexes IIA and IIB hereto;

(d) Jeffrey M. Taylor, Vice President, Chief SEC Counsel and Secretary of the Company, shall have furnished to the Representatives, the Forward Sellers and the Forward Purchasers his written opinion, dated such Time of Delivery, in the form attached as Annex III hereto;

(e) (i) On the date of this Agreement, (ii) on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) at such Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, to the effect set forth in Annex I hereto;

(f) (i) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, none of the Company or any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date as of which information is given in the Pricing Prospectus there has not been (A) any material decrease in the number of shares of outstanding capital stock of the Company or increase in consolidated long-term debt of the Company and its consolidated subsidiaries other than the issuance of up to $1.0 billion of notes by AWCC on or after the date hereof, or (B) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise, in any such case described in clause (i) or (ii), than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded AWCC’s debt securities by S&P Global Ratings, a division of S&P Global Inc., or Moody’s Investors Service, Inc., each a “nationally recognized statistical rating organization”, as that term is defined by Section 3(a)(62) of the Exchange Act, and (ii) neither such organization shall have publicly announced (other than any announcement made prior to the Applicable Time) that it has under surveillance or review, with possible negative implications, its rating of any of AWCC’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(i) The Company Shares, if any, to be issued and sold by the Company hereunder at the applicable Time of Delivery, and the shares of Common Stock reserved upon issuance upon Physical Settlement, acceleration or otherwise under the Forward Agreements or any Additional Forward Agreements shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(j) The “lock-up” agreements, each substantially in the form of Annex IV hereto, between the Representatives and each of the executive officers and directors of the Company specified on Schedule I to Annex IV relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect at such Time of Delivery; and

(k) The Company shall have furnished or caused to be furnished to the Underwriters, the Forward Sellers and the Forward Purchasers at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as the Representatives, the Forward Sellers and the Forward Purchasers may reasonably request.

11. (a) The Company will indemnify and hold harmless each Underwriter, the Forward Sellers and the Forward Purchasers against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, the Forward Sellers and the Forward Purchasers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, the Forward Sellers and the Forward Purchasers for any legal or other expenses reasonably incurred by such Underwriter, the Forward Sellers and the Forward Purchasers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, the Forward Sellers and the Forward Purchasers against any losses, claims, damages or liabilities, joint or several, to which the Company, the Forward Sellers and the Forward Purchasers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary

Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, the Forward Sellers and the Forward Purchasers for any legal or other expenses reasonably incurred by the Company, the Forward Sellers and the Forward Purchasers in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate firm (in addition to one local counsel in each jurisdiction) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) in an action where both the indemnifying and the indemnified party are actual or potential defendants, the indemnified party shall have reasonably concluded that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other shall be deemed to be in the same proportion as (i) in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreements and any Additional Forward Agreements, assuming full Physical Settlement (as defined in each Forward Agreement or Additional Forward Agreement, if any) of the Forward Agreements and any Additional Forward Agreements), (ii) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (iii) in the case of the Forward Sellers and the Forward Purchasers, the aggregate Spread (as defined in each Forward Agreement or Additional Forward Agreement, if any) received by the Forward Purchasers under the Forward Agreements or any Additional Forward Agreements, bear to the aggregate offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter Information on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter, Forward Seller or Forward Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by it and distributed to the public were offered to the public and the aggregate Spread received by the Forward Purchasers under the Forward Agreements or any Additional Forward Agreements, exceeds the amount of any damages which such Underwriter, Forward Seller or Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and agents of each Underwriter, the Forward Sellers and the Forward Purchasers and to each person, if any, who controls any Underwriter, Forward Seller and Forward Purchaser within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

12. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for any of the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives, the Forward Sellers or the Company shall have the right to postpone the applicable Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration

Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives or the Forward Sellers may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter, the Forward Sellers, the Forward Purchasers or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. (a) In the event that (i) all the Conditions are not satisfied on the First Time of Delivery or, in respect of any Additional Forward Agreements entered into pursuant to Section 4(a)(iv), all the Additional Conditions are not satisfied on the relevant Optional Time of Delivery, as the case may be, and a Forward Seller elects, pursuant to Section 4(b) or Section 4(c) hereof, as the case may be, not to deliver the Borrowed Firm Shares or Borrowed Optional Shares, as applicable, to be sold by such Forward Seller hereunder, (ii) in the commercially reasonable judgment of a Forward Purchaser, it (in its capacity as a Forward Purchaser) or its affiliated Forward Seller, as applicable, is unable to borrow and deliver for sale pursuant to this Agreement all of the Borrowed Firm Shares or Borrowed Optional Shares, as applicable to be sold by such Forward Seller hereunder or (iii) in the commercially reasonable judgment of a Forward Purchaser, it (in its capacity as a Forward Purchaser) or its affiliated Forward Seller, as applicable would incur a Stock Loan Fee (as defined under the relevant Forward Agreement or Additional Forward Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 4 hereof, in whole but not in part, a number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Optional Shares, as applicable, that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company under this Section 13(a), the Representatives shall have the right to postpone the applicable Time of Delivery for a period not exceeding one New York Business Day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a) in lieu of Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a) in lieu of Borrowed Optional Shares are referred to herein as the “Company Top-Up Optional Shares”.

(b) Each Forward Seller shall have no liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver to the Underwriters if (i) any of the conditions to effectiveness set forth in Section 3 of the Forward Agreements or Section 3 of any Additional Forward Agreements, as applicable, has not been satisfied on or prior to the applicable Time of Delivery, and such Forward Seller elects, pursuant to Section 4(a)(iv) hereof, not to deliver and sell to the Underwriters the Borrowed Firm Shares or Borrowed Optional Shares, as applicable, or (ii) such Forward Seller is unable to borrow and deliver for sale pursuant to this Agreement on or prior to the applicable Time of Delivery all of the Borrowed Firm Shares or Borrowed Optional Shares, as applicable, that it is required to deliver hereunder.

14. The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Underwriters and the Forward Sellers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Forward Sellers or any controlling person of any Underwriter, the Forward Sellers, the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.

15. If for any reason, other than a default by the Underwriters in their obligation to purchase the Shares or a default by a Forward Purchaser under its respective Forward Agreement or Additional Forward Agreement, if any, any Shares are not delivered as provided herein, the Company will reimburse the Underwriters, the Forward Sellers and the Forward Purchasers through the Representatives for all reasonable expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, incurred by the Underwriters, the Forward Sellers and the Forward Purchasers in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 9 and 11 hereof.

16. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

17. All statements, requests, notices and agreements hereunder shall be in writing, and may be mailed, delivered or furnished by electronic communication (including fax or e-mail) and confirmed, (1) if sent to the Underwriters to: Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, or Email: ECMOriginationPower@wellsfargo.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 622-8358; or Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York, 10020, Attention: Equity Capital Markets, Email: us-ecm@mizuhogroup.com; (2) if sent to the Forward Sellers to: Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, or Email: ECMOriginationPower@wellsfargo.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 622-8358; or Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York, 10020, Attention: Equity Capital Markets, Email: us-ecm@mizuhogroup.com; and (3) if sent to the Forward Purchasers to: Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, or email: CorporateDerivativeNotifications@wellsfargo.com; J.P. Morgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Attention: Mr. Gaurav Maria, Managing Director with a copy to: edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com and gaurav.x.maria@jpmorgan.com or Mizuho Markets Americas LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York, 10020, Attention: Equity Capital Markets, Email: us-ecm@mizuhogroup.com. All communications hereunder to the Company shall be delivered or sent by mail to the address set forth in the Registration Statement or Email to stacy.mitchell@amwater.com, Attention: Stacy A. Mitchell, Executive Vice President and General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

18. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Forward Sellers, the Forward Purchasers and the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

20. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

21. The Company acknowledges and agrees that (i) each of the purchase and sale of the Company Shares, if any, pursuant to this Agreement and the issuance, sale and delivery of the Common Stock upon settlement of the Forward Agreements or Additional Forward Agreements, if any, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters or the Forward Purchasers, as applicable, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter, Forward Seller and Forward Purchaser is acting solely as a principal and not as an agent or fiduciary of the Company, (iii) none of the Underwriters, the Forward Sellers or the Forward Purchasers has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Seller or Forward Purchaser has advised or is currently advising the Company) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent they deemed appropriate. The Company agrees that it will not claim that the Underwriters, the Forward Sellers or the Forward Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

22. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, or any of them other than the Forward Agreements or Additional Forward Agreements, if any, with respect to the subject matter hereof.

23. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

24. The Company and each of the Underwriters, the Forward Sellers and the Forward Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, or other transmission method), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

26. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, the Forward Sellers or the Forward Purchasers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. Federal and State income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

27. (a) In the event that any Underwriter, Forward Seller or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

(c) For purposes of this Section 27, the following terms shall have the meanings indicated:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to the Company a counterpart hereof, and upon the acceptance hereof by each of you, in the case of the Representatives on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Forward Sellers, the Forward Purchasers and the Company.

Very truly yours,

AMERICAN WATER WORKS COMPANY, INC.

By:	/s/ NICHOLAS F. FURIA
Name: Nicholas F. Furia
Title: Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

On behalf of each of the Underwriters

WELLS FARGO SECURITIES, LLC

By:	/s/ MICHAEL TIEDEMANN
Name: Michael Tiedemann
Title: Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ JAMES J. WATTS
Name: James J. Watts
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ BOBBY WIEBE
Name: Bobby Wiebe
Title: Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC as a Forward Seller

By:	/s/ MICHAEL TIEDEMANN
Name:	Michael Tiedemann
Title:	Managing Director

J.P. MORGAN SECURITIES LLC as a Forward Seller

By:	/s/ BOBBY WIEBE
Name:	Bobby Wiebe
Title:	Vice President

MIZUHO SECURITIES USA, LLC as a Forward Seller

By:	/s/ JAMES J. WATTS
Name:	James J. Watts
Title:	Managing Director

[Signature Page to Underwriting Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ KEVIN BRILLHART
Name: Kevin Brillhart
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ GAURAV MARIA
Name: Gaurav Maria
Title: Managing Director

MIZUHO MARKETS AMERICAS LLC

By:	/s/ MATTHEW E. CHIAVAROLI
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

Each acting in its capacity as a Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Underwriting Agreement]

Schedule I

Number of Borrowed Firm Shares to be Purchased from Wells Fargo Securities, LLC
Wells Fargo Securities, LLC	469,484
J.P. Morgan Securities LLC	469,484
Mizuho Securities USA LLC	469,484
BofA Securities, Inc.	199,531
RBC Capital Markets, LLC	199,531
TD Securities (USA) LLC	146,713
Truist Securities, Inc.	146,714
Huntington Securities, Inc.	70,422
Regions Securities LLC	70,422
Scotia Capital (USA) Inc.	70,422
Loop Capital Markets LLC	11,737
Roberts & Ryan, Inc.	11,737
Samuel A. Ramirez & Company, Inc.	11,737
Total	2,347,418

Number of Borrowed Firm Shares to be Purchased from J.P. Morgan Securities LLC
Wells Fargo Securities, LLC	469,484
J.P. Morgan Securities LLC	469,484
Mizuho Securities USA LLC	469,484
BofA Securities, Inc.	199,531
RBC Capital Markets, LLC	199,531
TD Securities (USA) LLC	146,713
Truist Securities, Inc.	146,714
Huntington Securities, Inc.	70,422
Regions Securities LLC	70,422
Scotia Capital (USA) Inc.	70,422
Loop Capital Markets LLC	11,737
Roberts & Ryan, Inc.	11,737
Samuel A. Ramirez & Company, Inc.	11,737
Total	2,347,418

Number of Borrowed Firm Shares to be Purchased from Mizuho Securities LLC
Wells Fargo Securities, LLC	469,484
J.P. Morgan Securities LLC	469,484
Mizuho Securities USA LLC	469,484
BofA Securities, Inc.	199,531
RBC Capital Markets, LLC	199,531
TD Securities (USA) LLC	146,713
Truist Securities, Inc.	146,714
Huntington Securities, Inc.	70,422
Regions Securities LLC	70,422
Scotia Capital (USA) Inc.	70,422
Loop Capital Markets LLC	11,737
Roberts & Ryan, Inc.	11,737
Samuel A. Ramirez & Company, Inc.	11,737
Total	2,347,418

Schedule II

Issuer Free Writing Prospectus Included in the Pricing Disclosure Package

Schedule III

Significant Subsidiaries of the Company

Missouri-American Water Company

New Jersey-American Water Company, Inc.

Pennsylvania-American Water Company

Schedule IV

The number of Shares and, as to each investor, the price paid by such investor.

•	The initial public offering price per share of the Shares is $142.00.

•	The number of Firm Shares is 7,042,254 shares.

•	The maximum number of Optional Shares is 1,056,338 shares.

•	The First Time of Delivery is August 6, 2025.

Annex IV

FORM OF LOCK-UP AGREEMENT

August___, 2025

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, New York 10020

Re:	American Water Works Company, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives of the Underwriters (together, the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with American Water Works Company, Inc., a Delaware corporation (the “Company”), the Forward Sellers (as defined therein) and the Forward Purchasers (as defined therein), providing for the public offering (the “Public Offering”) by the Underwriters, of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to make the Public Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 60 days after the date of the prospectus supplement relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than transfers of shares of Common Stock as a bona fide gift or gifts; provided that in the case of any such transfer, each donee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this paragraph; and provided, further, that in each such case, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by August 15, 2025, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extend deemed appropriate. The undersigned further acknowledges and agrees, that the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Name:

Schedule I to Annex IV

Karl F. Kurz

Jeffrey N. Edwards

John C. Griffith

Laurie P. Havanec

Julia L. Johnson

Patricia L. Kampling

Stuart M. McGuigan

Raffiq A. Nathoo

Michael L. Marberry

Cheryl Norton

David Bowler

Stacy A. Mitchell

Maureen Duffy

Lori Sutton

Melissa K. Wikle

Annex V

FORM OF ADDITIONAL FORWARD AGREEMENT

[ ], 2025

To:	American Water Works Company, Inc.
1 Water Street
Camden, New Jersey 08102

From:	Wells Fargo Bank, National Association
30 Hudson Yards
New York, NY 10001-2170
Email: CorporateDerivativeNotifications@wellsfargo.com

Ladies and Gentlemen,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law); (ii) the election of U.S. Dollars as the Termination Currency; (iii) the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement; and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Party A as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Party A were three percent of the shareholders’ equity of Party A, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

In the event of any inconsistency among the Agreement, this Confirmation, the 2002 Definitions, and the 2000 Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation, (ii) the 2002 Definitions, (iii) the 2000 Definitions, and (iv) the Agreement.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	Wells Fargo Bank, National Association

Party B:	American Water Works Company, Inc.

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Optional Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement.]

Effective Date:	[Insert the Time of Delivery (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Optional Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [Insert number of Borrowed Optional Shares (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	[Insert Maturity Date set forth in the Base Confirmation] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert purchase price per Optional Share (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[Insert Spread set forth in the Base Confirmation]

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Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, par value USD 0.01 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “AWK”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:	Party A; provided that following the occurrence and during the continuation of an Event of Default with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent, the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent, and any fees and/or expenses of such replacement Calculation Agent shall be payable by Party B. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A no later than (i) 12:30 p.m. (New York City time) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days equal to the Notice Length prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

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Notice Length:	(a) 30 Scheduled Trading Days, if (x) Party B shall not have designated, on or prior to the date of such Settlement Notice, a Settlement Date under any Other Forward (as defined under “Other Forwards” below) for which Cash Settlement or Net Share Settlement is applicable or (y) Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards for which Cash Settlement or Net Share Settlement is applicable but no Overlap Unwind Period (as defined under “Other Forwards” below) would occur with respect to any Other Forward as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(b) 60 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with one or both of the Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period would occur with respect to one or more Other Forwards with one (but only one) Other Forward Counterparty as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(c) 90 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under two or more Other Forwards with both of the Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period would occur with respect to two or more Other Forwards with both Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

4

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	Subject to the provisions below under the caption “Other Forwards,” each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amount shall be paid on the Settlement Date by wire transfer of immediately available funds.

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Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (provided that during any Overlap Unwind Period , only those Exchange Business Days that constitute Overlap Observation Days shall be included in such calculation) (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares. If, on any Settlement Date, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “AWK <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

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Adjustments:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the 2002 Definitions to any applicable Extraordinary Event shall not apply. In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any Extraordinary Event shall be as specified under the captions “Acceleration Events” and “Termination Settlement” below.

Tender Offer:	Applicable; provided that Section 12.1(d) of the 2002 Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e)(v) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards or options granted to such employees under compensation or benefit plans of Party B; and

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans; and

(iii) Shares purchased in connection with the operation of Party B’s dividend reinvestment and direct stock purchase plans;

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares; and

(v) Up to 1,000,000 Shares purchased subsequent to the Trade Date under Party B’s publicly announced share repurchase program.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) Any issuance of Shares by Party B to employees, officers and directors of Party B that are registered on SEC Form S-8;

(ii) Issuances of Shares in connection with the exchange of exchangeable notes; and

(iii) An issuance of up to USD 4,000,000 of shares in connection with an acquisition by Party B or its Affiliates of a company or business.

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over

7

the period of days as have elapsed from, and including, the Trade Date to, and including, such day), of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated [Insert Trade Date of the Base Confirmation] among Party B and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as Representatives of the several Underwriters (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 10 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 12 thereof, and (vi) the condition that neither of the following has occurred: (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 4(b) of the Underwriting Agreement).

Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents, warrants and covenants that it:

(a) (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

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(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c) will by the next succeeding Local Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B:

Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)

Party B agrees to provide Party A with at least three days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being either (i) equal to or greater than 9.0% of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of [Insert Trade Date for the Base Confirmation] between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying the Base Confirmation] Shares (the “Base Confirmation”) and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

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(g)

Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)

during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)

any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)

Party B will notify Party A within five Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event).

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Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders (provided that such Shares may be subject to restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of such securities lender’s share ownership in Party B, status as an Affiliate of Party B or otherwise), irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph only if and to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

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Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)

Stock Borrow Events. In the good faith commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate of 200 basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after [Insert Trade Date of the Base Confirmation] Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with [Insert Trade Date of the Base Confirmation] being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that

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would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an Affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under

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“Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A or an Affiliate thereof not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A, other than CorpEqDerivSales@wellsfargo.com or any other designee confirmed in writing by Party A. For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner permitted by the rules and regulations of the Securities and Exchange Commission, and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has at the time of such assignment or transfer the same or better creditworthiness as Party A so long as (a) any guarantee of Party A’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) such assignee or transferee is organized under the laws of the United States or any State thereof; (c) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (d) Party B will not receive a payment from which an amount has been withheld or deducted on

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account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; (e) no Event of Default, Potential Event of Default, Termination Event, Additional Adjustment or Acceleration Event will occur as a result of such assignment or transfer; (f) prior to such assignment or transfer, Party A shall have caused such assignee or transferee to make such payee tax representations and to provide such tax representations as may be reasonably requested by Party B to permit Party B to determine that the assignment or transfer complies with the requirements of this paragraph; and (g) such assignment or transfer will not cause a deemed exchange for Party B of the Transaction under Section 1001 of the Code (as defined below). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

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Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit and (ii) the Section 16 Percentage would not exceed 9.0%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

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Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Notwithstanding anything to the contrary in the Agreement, all notices to Party A in connection with the Transaction are effective only upon receipt of email message to CorporateDerivativeNotifications@wellsfargo.com.

Address for notices or communications to Party B:

To:	American Water Works Company, Inc. 1 Water Street Camden, New Jersey 08102 Attention: Nicholas F. Furia, Vice President and Treasurer Phone: Email:

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that the Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(D)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

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Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Tax Matters:

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) of this paragraph and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(c)

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, (x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and (y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto).

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(d)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)

HIRE Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(f)

305(c) Dividend. In no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any amounts treated as dividends under Section 305(c) of the Code.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40-25 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto, (ii) the payment of cash pursuant to the provisions set forth in Section 3 under the heading “Extraordinary Dividends” or (iii) any damages that may be payable by Party B as a result of breach of this Confirmation.

Other Forwards:

Party A acknowledges that Party B has entered into two substantially identical forward transactions for the Shares on the date hereof (the “Other Additional Forwards”) with Mizuho Markets Americas LLC (with Mizuho Securities USA LLC, acting as agent) and JPMorgan Chase Bank, National Association (the “Other Forward Counterparties”). Party A additionally acknowledges that Party B has entered into two substantially identical forward transactions for the Shares on [Insert Date of Other Base Confirmations] (the “Other Base Forwards” and, together with the Other Additional Forwards, the “Other Forwards”) with each of the Other Forward Counterparties. Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Overlap Unwind Period (which written notice shall indicate whether the relevant Overlap Unwind Period coincides with an “Unwind Period” under Other Forwards with one or both of the Other Forward Counterparties), and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with an “Unwind Period” under one or more Other Forwards with one (but only one) of the Other Forward Counterparties), or every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under two or more Other Forwards with both of the Other Forward Counterparties), in each case, as notified by Party B, commencing on the first, second or third Exchange Business Day of such Overlap Unwind Period, as notified by Party B (each such Exchange Business Day on which Party A shall be permitted to purchase Shares in accordance with this paragraph, an “Overlap Observation Day”). For the avoidance of doubt, the operation of this “Other Forwards” provision shall not be deemed to give rise to a Disrupted Day or other adjustment to the Transaction.

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5.	Regulatory Provisions:

U.S. QFC Stay Rules:

The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement and this Confirmation, and for such purposes this the Agreement and this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement and this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement and this Confirmation, and for such purposes the Agreement and this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement and this Confirmation, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement and this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Remainder of page intentionally left blank]

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Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation to CorporateDerivativeNotifications@wellsfargo.com.

Yours faithfully,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:	Designated Signer

[Signature Page to Additional Base Confirmation]

Confirmed as of the date first written above:

AMERICAN WATER WORKS COMPANY, INC.

By:
Name:
Title:

[Signature Page to Additional Base Confirmation]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

Annex A-1

[ ], 2025

To:	American Water Works Company, Inc.
1 Water Street
Camden, New Jersey 08102

From:	JPMorgan Chase Bank, National Association
New York Branch
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law); (ii) the election of U.S. Dollars as the Termination Currency; (iii) the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement; and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Party A as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Party A were three percent of the shareholders’ equity of Party A’s ultimate parent, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

In the event of any inconsistency among the Agreement, this Confirmation, the 2002 Definitions, and the 2000 Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation, (ii) the 2002 Definitions, (iii) the 2000 Definitions, and (iv) the Agreement.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	JPMorgan Chase Bank, National Association

Party B:	American Water Works Company, Inc.

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Optional Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement.]

Effective Date:	[Insert the Time of Delivery (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Optional Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [Insert number of Borrowed Optional Shares (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	[Insert Maturity Date set forth in the Base Confirmation] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert purchase price per Optional Share (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[Insert Spread set forth in the Base Confirmation]

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

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Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, par value USD 0.01 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “AWK”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:	Party A; provided that following the occurrence and during the continuation of an Event of Default with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent, the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent, and any fees and/or expenses of such replacement Calculation Agent shall be payable by Party B. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A no later than (i) 12:30 p.m. (New York City time) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days equal to the Notice Length prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

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Notice Length:	(a) 30 Scheduled Trading Days, if (x) Party B shall not have designated, on or prior to the date of such Settlement Notice, a Settlement Date under any Other Forward (as defined under “Other Forwards” below) for which Cash Settlement or Net Share Settlement is applicable or (y) Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards for which Cash Settlement or Net Share Settlement is applicable but no Overlap Unwind Period (as defined under “Other Forwards” below) would occur with respect to any Other Forward as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(b) 60 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with one or both of the Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period would occur with respect to one or more Other Forwards with one (but only one) Other Forward Counterparty as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(c) 90 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under two or more Other Forwards with both of the Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period would occur with respect to two or more Other Forwards with both Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

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Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	Subject to the provisions below under the caption “Other Forwards,” each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amount shall be paid on the Settlement Date by wire transfer of immediately available funds.

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Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (provided that during any Overlap Unwind Period , only those Exchange Business Days that constitute Overlap Observation Days shall be included in such calculation) (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares. If, on any Settlement Date, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “AWK <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

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Adjustments:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the 2002 Definitions to any applicable Extraordinary Event shall not apply. In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any Extraordinary Event shall be as specified under the captions “Acceleration Events” and “Termination Settlement” below.

Tender Offer:	Applicable; provided that Section 12.1(d) of the 2002 Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e)(v) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards or options granted to such employees under compensation or benefit plans of Party B; and

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans; and

(iii) Shares purchased in connection with the operation of Party B’s dividend reinvestment and direct stock purchase plans;

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares; and

(v) Up to 1,000,000 Shares purchased subsequent to the Trade Date under Party B’s publicly announced share repurchase program.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) Any issuance of Shares by Party B to employees, officers and directors of Party B that are registered on SEC Form S-8;

(ii) Issuances of Shares in connection with the exchange of exchangeable notes; and

(iii) An issuance of up to USD 4,000,000 of shares in connection with an acquisition by Party B or its Affiliates of a company or business.

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over

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the period of days as have elapsed from, and including, the Trade Date to, and including, such day), of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated [Insert Trade Date of the Base Confirmation] among Party B and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as Representatives of the several Underwriters (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 10 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 12 thereof, and (vi) the condition that neither of the following has occurred: (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 4(b) of the Underwriting Agreement).

Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents, warrants and covenants that it:

(a) (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

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(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c) will by the next succeeding Local Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B:

Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)

Party B agrees to provide Party A with at least three days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being either (i) equal to or greater than 9.0% of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of [Insert Trade Date for the Base Confirmation] between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying the Base Confirmation] Shares (the “Base Confirmation”) and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

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(g)

Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)

during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)

any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)

Party B will notify Party A within five Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event).

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Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders (provided that such Shares may be subject to restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of such securities lender’s share ownership in Party B, status as an Affiliate of Party B or otherwise), irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph only if and to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

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Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)

Stock Borrow Events. In the good faith commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate of 200 basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after [Insert Trade Date of the Base Confirmation] Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with [Insert Trade Date of the Base Confirmation] being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that

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would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an Affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under

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“Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A or an Affiliate thereof not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel. “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of J.P. Morgan Securities LLC and does not include Mr. David Aidelson, Mr. Elliot Chalom, Mr. Noah L. Wynkoop, Ms. Yana Chernobilsky, Mr. Ganaraj S. Hegde, and Mr. Gaurav Maria (or any other person or persons designated from time to time by the Compliance Group of Party A). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner permitted by the rules and regulations of the Securities and Exchange Commission, and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has at the time of such assignment or transfer the same or better creditworthiness as Party A so long as (a) any guarantee of Party A’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) such assignee or transferee is organized under the laws of the United States or any State thereof; (c) Party B will not be required to pay to such assignee or transferee an amount

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in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (d) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; (e) no Event of Default, Potential Event of Default, Termination Event, Additional Adjustment or Acceleration Event will occur as a result of such assignment or transfer; (f) prior to such assignment or transfer, Party A shall have caused such assignee or transferee to make such payee tax representations and to provide such tax representations as may be reasonably requested by Party B to permit Party B to determine that the assignment or transfer complies with the requirements of this paragraph; and (g) such assignment or transfer will not cause a deemed exchange for Party B of the Transaction under Section 1001 of the Code (as defined below). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

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Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit and (ii) the Section 16 Percentage would not exceed 9.0%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

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Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

To:	JPMorgan Chase Bank, National Association
EDG Marketing Support
Email:	edg_notices@jpmorgan.com;
edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention:	Mr. Gaurav Maria
Title:	Managing Director
Telephone No:	212-622-6196
Email:	gaurav.x.maria@jpmorgan.com

Address for notices or communications to Party B:

To:	American Water Works Company, Inc.
1 Water Street
Camden, New Jersey 08102
Attention: Nicholas F. Furia, Vice President and Treasurer
Phone:
Email:

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

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If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that the Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(D)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Tax Matters:

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) of this paragraph and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

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(B)

It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(c)

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, (x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and (y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto).

(d)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)

HIRE Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(f)

305(c) Dividend. In no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any amounts treated as dividends under Section 305(c) of the Code.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40-25 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto, (ii) the payment of cash pursuant to the provisions set forth in Section 3 under the heading “Extraordinary Dividends” or (iii) any damages that may be payable by Party B as a result of breach of this Confirmation.

Other Forwards:

Party A acknowledges that Party B has entered into two substantially identical forward transactions for the Shares on the date hereof (the “Other Additional Forwards”) with Wells Fargo Bank, National Association and Mizuho Markets Americas LLC (with Mizuho Securities USA LLC, acting as agent) (the “Other Forward Counterparties”). Party A additionally acknowledges that Party B has entered into two substantially identical forward transactions for the Shares on [Insert Date of Other Base Confirmations] (the “Other Base Forwards” and, together with the Other Additional Forwards, the “Other Forwards”) with each of the Other Forward Counterparties. Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Overlap Unwind Period (which written notice shall indicate whether the relevant Overlap Unwind Period coincides with an “Unwind Period” under Other Forwards with one or both of the

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Other Forward Counterparties), and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with an “Unwind Period” under one or more Other Forwards with one (but only one) of the Other Forward Counterparties), or every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under two or more Other Forwards with both of the Other Forward Counterparties), in each case, as notified by Party B, commencing on the first, second or third Exchange Business Day of such Overlap Unwind Period, as notified by Party B (each such Exchange Business Day on which Party A shall be permitted to purchase Shares in accordance with this paragraph, an “Overlap Observation Day”). For the avoidance of doubt, the operation of this “Other Forwards” provision shall not be deemed to give rise to a Disrupted Day or other adjustment to the Transaction.

Communications with Employees of J.P. Morgan Securities LLC:

If Party B interacts with any employee of J.P. Morgan Securities LLC with respect to the Transaction, Party B is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transaction.

5.	Regulatory Provisions:

U.S. Resolution Stay Protocol:

The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, the J.P. Morgan entity that is a party to the Agreement (“J.P. Morgan”) shall be deemed a Regulated Entity and the other entity that is a party to the Agreement (“Counterparty”) shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, J.P. Morgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by the International Swaps and Derivatives Association, Inc. on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” J.P. Morgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to J.P. Morgan replaced by references to the covered affiliate support provider.

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“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Remainder of page intentionally left blank]

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Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Additional Base Confirmation]

Confirmed as of the date first written above:

AMERICAN WATER WORKS COMPANY, INC.

By:
Name:
Title:

[Signature Page to Additional Base Confirmation]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

Annex A-1

Mizuho Americas 1271 Avenue of the Americas New York, NY 10020 t: +1 212 282 3000

[ ], 2025

To:	American Water Works Company, Inc.
1 Water Street
Camden, New Jersey 08102

From:	Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor
New York, NY 10020

Ladies and Gentlemen,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Party A (with Mizuho Securities USA LLC, acting as agent (in such capacity, the “Agent”)) and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law); (ii) the election of U.S. Dollars as the Termination Currency; (iii) the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement; and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Party A as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Party A were three percent of the shareholders’ equity of Parent, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

In the event of any inconsistency among the Agreement, this Confirmation, the 2002 Definitions, and the 2000 Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation, (ii) the 2002 Definitions, (iii) the 2000 Definitions, and (iv) the Agreement.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

Party A is acting as principal hereunder and Agent, its affiliate, is acting as agent for Party A and Party B hereunder. This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Exchange Act (as defined below). Party A is not a member of the Securities Investor Protection Corporation.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	Mizuho Markets Americas LLC

Party B:	American Water Works Company, Inc.

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Optional Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement.]

Effective Date:	[Insert the Time of Delivery (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Optional Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [Insert number of Borrowed Optional Shares (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	[Insert Maturity Date set forth in the Base Confirmation] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert purchase price per Optional Share (as such term is defined in the Underwriting Agreement) pursuant to Section 4(a)(iii) of the Underwriting Agreement] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

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Spread:	[Insert Spread set forth in the Base Confirmation]

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, par value USD 0.01 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “AWK”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:	Party A; provided that following the occurrence and during the continuation of an Event of Default with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent, the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent, and any fees and/or expenses of such replacement Calculation Agent shall be payable by Party B. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A no later than (i) 12:30 p.m. (New York City time) on the Scheduled Trading Day immediately prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days equal to the Notice Length prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

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Notice Length:	(a) 30 Scheduled Trading Days, if (x) Party B shall not have designated, on or prior to the date of such Settlement Notice, a Settlement Date under any Other Forward (as defined under “Other Forwards” below) for which Cash Settlement or Net Share Settlement is applicable or (y) Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards for which Cash Settlement or Net Share Settlement is applicable but no Overlap Unwind Period (as defined under “Other Forwards” below) would occur with respect to any Other Forward as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(b) 60 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with one or both of the Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period would occur with respect to one or more Other Forwards with one (but only one) Other Forward Counterparty as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(c) 90 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under two or more Other Forwards with both of the Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period would occur with respect to two or more Other Forwards with both Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

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For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	Subject to the provisions below under the caption “Other Forwards,” each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

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Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amount shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (provided that during any Overlap Unwind Period , only those Exchange Business Days that constitute Overlap Observation Days shall be included in such calculation) (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares. If, on any Settlement Date, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “AWK <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

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Failure to Deliver:	Inapplicable.

Adjustments:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the 2002 Definitions to any applicable Extraordinary Event shall not apply. In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any Extraordinary Event shall be as specified under the captions “Acceleration Events” and “Termination Settlement” below.

Tender Offer:	Applicable; provided that Section 12.1(d) of the 2002 Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e)(v) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards or options granted to such employees under compensation or benefit plans of Party B; and

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans; and

(iii) Shares purchased in connection with the operation of Party B’s dividend reinvestment and direct stock purchase plans;

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares; and

(v) Up to 1,000,000 Shares purchased subsequent to the Trade Date under Party B’s publicly announced share repurchase program.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) Any issuance of Shares by Party B to employees, officers and directors of Party B that are registered on SEC Form S-8;

(ii) Issuances of Shares in connection with the exchange of exchangeable notes; and

(iii) An issuance of up to USD 4,000,000 of shares in connection with an acquisition by Party B or its Affiliates of a company or business.

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

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Additional Adjustment:	If, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day), of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated [Insert Trade Date of the Base Confirmation] among Party B and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as Representatives of the several Underwriters (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 10 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 12 thereof, and (vi) the condition that neither of the following has occurred: (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 4(b) of the Underwriting Agreement).

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Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents, warrants and covenants that it:

(a) (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c) will by the next succeeding Local Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B:

Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)

Party B agrees to provide Party A with at least three days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being either (i) equal to or greater than 9.0% of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of [Insert Trade Date for the Base Confirmation] between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying the Base Confirmation] Shares (the “Base Confirmation”) and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

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(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)

Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)

during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)

any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

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(m)

Party B will notify Party A within five Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event).

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders (provided that such Shares may be subject to restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of such securities lender’s share ownership in Party B, status as an Affiliate of Party B or otherwise), irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph only if and to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

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Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)

Stock Borrow Events. In the good faith commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate of 200 basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after [Insert Trade Date of the Base Confirmation] Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with [Insert Trade Date of the Base Confirmation] being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in

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its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an Affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by

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Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A or an Affiliate thereof not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A, other than Mariano Gaut, Saurabh Mehta, Michael Ripp, James Watts, Robert Han, Matthew Chiavaroli or any other designee confirmed in writing by Party A. For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner permitted by the rules and regulations of the Securities and Exchange Commission, and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has at the time of such assignment or transfer the same or better creditworthiness as Party A so long as (a) any guarantee of Party A’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) such assignee or transferee is organized under the laws of the United States or any State thereof; (c) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in

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respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (d) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; (e) no Event of Default, Potential Event of Default, Termination Event, Additional Adjustment or Acceleration Event will occur as a result of such assignment or transfer; (f) prior to such assignment or transfer, Party A shall have caused such assignee or transferee to make such payee tax representations and to provide such tax representations as may be reasonably requested by Party B to permit Party B to determine that the assignment or transfer complies with the requirements of this paragraph; and (g) such assignment or transfer will not cause a deemed exchange for Party B of the Transaction under Section 1001 of the Code (as defined below). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

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Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 9.0%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit and (ii) the Section 16 Percentage would not exceed 9.0%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

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Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

To:	Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor
New York, NY 10020

Attention:	Mariano Gaut, Managing Director
Telephone:	(212) 205-7608
Email:	mariano.gaut@mizuhogroup.com

With a copy to:

To:	Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor
New York, NY 10020

Attention:	US Equity Derivative Notices
Telephone:	(646) 949-9531
Email:	Derivs-EQNoticesUS@mizuhogroup.com

Address for notices or communications to Party B:

To:	American Water Works Company, Inc.
1 Water Street
Camden, New Jersey 08102
Attention: Nicholas F. Furia, Vice President and Treasurer
Phone:
Email:

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

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(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that the Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(D)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Tax Matters:

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) of this paragraph and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	It is a U.S. limited liability company organized under the laws of the State of Delaware.

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(B)

For U.S. federal income tax purposes, it is a disregarded entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.

(C)	Mizuho Americas LLC is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(c)

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, (x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and (y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto).

(d)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)

HIRE Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(f)

305(c) Dividend. In no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any amounts treated as dividends under Section 305(c) of the Code.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40-25 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto, (ii) the payment of cash pursuant to the provisions set forth in Section 3 under the heading “Extraordinary Dividends” or (iii) any damages that may be payable by Party B as a result of breach of this Confirmation.

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Other Forwards:

Party A acknowledges that Party B has entered into two substantially identical forward transactions for the Shares on the date hereof (the “Other Additional Forwards”) with Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (the “Other Forward Counterparties”). Party A additionally acknowledges that Party B has entered into two substantially identical forward transactions for the Shares on [Insert Date of Other Base Confirmations] (the “Other Base Forwards” and, together with the Other Additional Forwards, the “Other Forwards”) with each of the Other Forward Counterparties. Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Overlap Unwind Period (which written notice shall indicate whether the relevant Overlap Unwind Period coincides with an “Unwind Period” under Other Forwards with one or both of the Other Forward Counterparties), and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with an “Unwind Period” under one or more Other Forwards with one (but only one) of the Other Forward Counterparties), or every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under two or more Other Forwards with both of the Other Forward Counterparties), in each case, as notified by Party B, commencing on the first, second or third Exchange Business Day of such Overlap Unwind Period, as notified by Party B (each such Exchange Business Day on which Party A shall be permitted to purchase Shares in accordance with this paragraph, an “Overlap Observation Day”). For the avoidance of doubt, the operation of this “Other Forwards” provision shall not be deemed to give rise to a Disrupted Day or other adjustment to the Transaction.

Parent Guarantee of Party A:

Mizuho Bank, Ltd. (“Parent”), a banking corporation organized and existing under the laws of Japan, shall fully and unconditionally guarantee all obligations of Party A under this Confirmation and shall execute a guarantee in favor of Party B in a form previously provided to Party B and consistent with parent guarantees customarily provided in respect of Party A’s obligations no later than the fifth Exchange Business Day following the Trade Date. Such guarantee shall be a Credit Support Document with respect to Party A and Parent shall be a Credit Support Provider with respect to Party A.

Additional Provisions:

(a)	Matters Related to Agent.

(i)	Agent has received or will receive other remuneration from Party A in relation to the Transaction. The amount and source of such other remuneration will be furnished upon written request.

(ii)

Party B understands and agrees that Agent will act as agent for both parties with respect to the Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under the Transaction. Agent shall have no responsibility or personal liability to Party B arising from any failure by Party A to pay or perform any obligations hereunder or to monitor or enforce compliance by Party A or Party B with any obligation hereunder. Agent is so acting solely in its capacity as agent for Party B and Party A pursuant to instructions from Party B and Party A. Each of Party A and Party B agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction.

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(b)	Notices.

(i)

Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through Agent at the address provided under “Miscellaneous” in Section 4 above.

(ii)	Party A hereby provides notice that the Securities Investor Protection Act of 1970 does not protect Party B and Party A is not a member of the Securities Investor Protection Corporation.

5.	Regulatory Provisions:

U.S. Resolution Stay Protocol:

The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Remainder of page intentionally left blank]

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Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

MIZUHO MARKETS AMERICAS LLC

By:
Name:
Title:	Authorized Signatory

MIZUHO SECURITIES USA LLC
Acting solely as Agent in connection with this Confirmation

By:
Name:
Title:	Authorized Signatory

[Signature Page to Additional Base Confirmation]

Confirmed as of the date first written above:

AMERICAN WATER WORKS COMPANY, INC.

By:
Name:
Title:

[Signature Page to Additional Base Confirmation]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

Annex A-1